Exhibit 99.1

Hycroft Mining Holding Corp.
4300 Water Canyon Road
Unit 1
Winnemucca, NV 89445

NEWS RELEASE

HYCROFT ANNOUNCES YEAR END 2022 OPERATING AND FINANCIAL RESULTS

–WINNEMUCCA, NV, March 28, 2023 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”), a gold and silver development company that owns the Hycroft Mine in the prolific mining region of Northern Nevada, announces operating and financial results for the year ended December 31, 2022. Today, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2022 and the Hycroft Property Initial Assessment Technical Report Summary, Humboldt and Pershing Counties, Nevada, effective March 27, 2023 (“2023 Hycroft TRS”). Both are available at www.sec.gov/edgar. A new corporate presentation is available on our website at www.hycroftmining.com. See “Cautionary Note Regarding Forward Looking Statements” below.

2022 Corporate Highlights:
•Safety: Hycroft’s safety performance continued to improve significantly reaching a ZERO Total Recordable Injury Frequency Rate (TRIFR) per 200,000 man-hours worked (including contractors) at year-end 2022, representing a 100% reduction from 0.64 at the end of 2021. The mining industry TRIFR average for 2022 was 2.02. Currently, the Company’s TRIFR remains at ZERO incidents or accidents.
•Production: Gold and silver sales for the year ended December 31, 2022 were 17,728 ounces and 44,084 ounces, respectively. Processing of ore on the leach pads from prior mining operations ceased in December 2022.
•Revenue: Revenue from gold and silver sales totaled $32.2 million and $1.0 million, respectively, for the year ended December 31, 2022.
•Cash Position: The Company ended 2022 with $142 million of unrestricted cash, $34 million of restricted cash, and in compliance with debt covenants.

2022 Exploration Highlights:
•The Company launched its 2022-2023 Exploration Drill Program in July 2022 constituting the largest exploration program at the Hycroft Mine in nearly a decade. As of December 2022, approximately 25,000 meters of reverse circulation (“RC”) drilling and 4,000 meters of core drilling were completed in Phase 1 of the drill program. Details and highlights are available on the Company’s website.
•The Company successfully accomplished all Phase 1 program objectives which were:
•Establishing continuity between higher-grade intercepts;
◦Converting material previously classified as waste in the Camel and Central zones into ore-grade mineralization thereby improving project economics;
◦Upgrading material previously classified as inferred into measured and indicated in the Camel and Central zones;
◦Expanding mineralization to the east at least 150 meters beyond the known resource boundary opening a new target area for near-mine exploration; and
◦Expanding the high-grade silver deposit, Vortex which continues to deliver high-grade silver mineralization over significant intercepts.

Diane R. Garrett, President and CEO commented: “I am very pleased with the progress we are making at Hycroft. Our safety-focused culture has contributed to a rare ZERO TRIFR – an outstanding achievement by the team. Our exploration drilling program is delivering positive results and demonstrating the upside opportunities at Hycroft, which include identifying a new mineralized exploration target area 150 meters east of the known resource boundary, confirming continuity between higher-grade intercepts, and adding the very high-grade silver results at

Vortex highlighting additional opportunities within that system. The majority of our drill results returned grades exceeding the average grade at Hycroft. In addition, we added over 425,000 ounces of gold to the measured and indicated resource which confirms our belief that the breadth and extent of the Hycroft system remains unknown and there is significant untapped potential at Hycroft to enhance our future mine plan and operations. We look forward to unlocking this potential during 2023. We have also made significant progress with our technical work to design and develop a cost competitive milling and pressure oxidation process for the gold and silver resource contained in sulfide mineralization. In 2022, we improved our balance sheet through the March 2022 capital raises that allowed us to reduce debt and fund Hycroft’s development activities. On behalf of the Board and the management team we want to thank our employees, local community, and shareholders for their support. Our experienced team is enthusiastically committed to advancing the Hycroft project - a unique, world-class scale asset in a Tier 1 mining jurisdiction.”
Mineral Resources:
At December 31, 2022, measured and indicated mineral resources totaled 10.6 million ounces of gold and 360.7 million ounces of silver. Inferred mineral resources totaled 3.4 million ounces of gold and 96.1 million ounces of silver. Gold equivalent measured and indicated mineral resources totaled 15.2 million ounces and inferred mineral resources totaled 4.6 million ounces. This resource estimate included drill assay results received through December 9, 2022. The Company has additional drill assay results that are pending. See Table 1 below for additional information on mineral resources.
Operations Update:
    Processing of gold and silver ore from the leach pads from prior mining operations ceased in December 2022. The Company is developing a commercial scale milling operation for processing sulfide material, which accounts for the vast majority of the current mineral resource, along with existing and planned heap leach facilities for processing oxide and leachable transition material. An in-depth study was undertaken to establish the optimal processing method for the sulfide ore. The process yielding the highest recoveries and hence, best economics for the project, is pressure oxidation (POX) – a proven, conventional technology that has been utilized at mining operations around the world for decades.
    During 2022, the Company continued metallurgical and variability test work necessary for designing a sulfide milling operation. This work will establish: (i) a comprehensive and current understanding of how each geologic domain will perform during operations and (ii) the processing components and reagents required to optimize gold and silver recoveries. The Company is working with industry leading independent third-party engineering firms to complete this work and expects to receive all test results in April 2023. The Company will also complete autoclave test work during 2023. These results, and results from the 2022-2023 exploration drill program, will be used for designing the mine plan, developing the type and size of the mill circuit configuration, and POX equipment, establishing the hauling truck and loading mine fleet, and determining other engineering and facilities requirements.

Table 1: Hycroft Mineral Resources as of March 27, 2023, Metric Units
Notes:
–Source: Technical Report Summary dated March 27, 2023
–Mineral Resources are based on metals prices of $1,900 per ounce of gold and $24.50 per ounce of silver.
–Cutoffs are income – process costs = NPR = NSR-Process OPEX.
–Numbers may not match exactly due to rounding.
–Mineral resources are contained within a computer-generated optimized pit.
–All units are metric. Gold and silver grades are in grams / metric ton.

Table 2: Economic Parameters for Mineral Resources

Mineral resources were developed using block model and pit optimization software to determine the mineralization within reasonable expectation of economic extraction. Table 2 above summarizes the economic parameters used to define the optimized pit that defined the mineral resource. Metal prices for mineral resources were $1,900/oz gold and $24.50/oz silver. Each block is evaluated to determine which process provides the best net return after operating cost. The two processes are:
•Run of mine heap leaching, or
•Flotation milling followed by POX.
Both process material types are included on the statement of mineral resources (above). Project costs and project recoveries as well as metal prices can have a substantial impact on the mineral resource both positively and negatively. Mineral resources are not mineral reserves and detailed economic considerations have not been applied. Modifying factors for mine and process design have not been applied. Inferred mineral resources have a high degree of uncertainty as to their existence and whether they can be economically or legally mined. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.
The scientific and technical information concerning the Hycroft Mine has been reviewed and approved by independent, third-party “Qualified Persons” under the Modernization Rules, including Ausenco Engineering South USA, Inc. (“Ausenco”), Independent Mining Consultants, Inc., (“IMC”), and WestLand Engineering & Environmental Services, Inc. (“WestLand”).

About the Hycroft 2022-2023 Exploration Drill Program

The 2022 – 2023 Exploration Drill Program at the Hycroft Mine is a two-phase project comprising approximately 30,000 meters of RC drilling and approximately 7,500 meters of core drilling. Phase 2 drilling is anticipated to begin in the second quarter of 2023 and includes (i) drilling outside the current plan of operations for which permits are pending; and (ii) drilling prospective high-grade targets within the plan of operation that were refined based on assay results from Phase 1 drilling.

About Hycroft Mining Holding Corporation
About Hycroft Mining Holding Corporation
Hycroft is a US-based, gold, and silver company developing the Hycroft Mine located in the world-class mining region of Northern Nevada.
FOR FURTHER INFORMATION contact info@hycroftmining.com or visit our website at www.hycroftmining.com.
Diane R. Garrett,
President & CEO
Cautionary Note Regarding Forward-Looking Statements.
This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe" “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re-establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents.  The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource.  These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the periods ended September 30, 2022, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.